Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Novan, Inc.
Morrisville, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2019, relating to the consolidated financial statements, of Novan, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Raleigh, North Carolina
September 5, 2019